Media Inquiries: Investor Inquiries: Deb Kline John Nunziati 908-953-6179 (office) 408-562-3780 (office) klined@avaya.com jfnunziati@avaya.com Avaya Reports Third Fiscal Quarter 2014 Financial Results • Revenue of $1,054 million • Gross Margin of 57.6% of revenue, non-GAAP Gross Margin of 59.2% of revenue • Adjusted EBITDA of $223 million, 21.2% of revenue Santa Clara, Calif. — Tuesday, August 5, 2014 – Avaya Inc., a global provider of business communications and collaboration systems, software and services, reported results for the third fiscal quarter ended June 30, 2014. Total revenue for the third quarter was $1,054 million, down $6 million when compared to the prior quarter. On a year over year basis revenue was down $62 million compared to the third quarter of fiscal 2013. For the third fiscal quarter, adjusted EBITDA(1) was $223 million which compares to adjusted EBITDA of $185 million for the prior quarter and $217 million for the third quarter of fiscal 2013. GAAP operating income was $48 million and non-GAAP operating income was $180 million which compares to non-GAAP operating income of $142 million for the prior quarter and $163 million for the third quarter of fiscal 2013. Cash and cash equivalents totaled $315 million as of June 30, 2014. “Avaya’s third quarter results reflected revenues which were in line with recent historical sequential seasonality and further strength in margins” said Kevin Kennedy, president and CEO. “The company continues to demonstrate strong execution of our strategy to broaden our innovative product portfolio and drive our sales and services transformation addressing both the enterprise and mid-market segments.”

Third Fiscal Quarter Highlights • Revenue of $1,054 million decreased $6 million compared to the prior quarter and decreased $62 million compared to the third quarter of fiscal 2013 • Product revenue of $511 million decreased by 3.9% compared to the prior quarter and decreased 8.8% compared to the third quarter of fiscal 2013. Product book-to-bill was greater than 1.0 • Avaya Global Services revenue of $543 million increased 2.8% compared to the prior quarter and decreased 2.3% compared to the third quarter of fiscal 2013 • Gross margin was 57.6% compared to 56.3% for the prior quarter and 55.4% for the third quarter of fiscal 2013. Non-GAAP gross margin was 59.2% compared to 58.6% for the prior quarter and 56.8% for the third quarter of fiscal 2013. • Third fiscal quarter 2014 non-GAAP gross margin and non-GAAP Services gross margin were record levels for the company. • Operating income was $48 million which compares to breakeven operating income for the prior quarter and operating income of $6 million for the third quarter of fiscal 2013. Non-GAAP operating income was $180 million compared to non-GAAP operating income of $142 million for the prior quarter and $163 million for the third quarter of fiscal 2013 • Adjusted EBITDA was $223 million or 21.2% of revenue compared to $185 million or 17.5% of revenue for the prior quarter and $217 million or 19.4% of revenue for the third quarter of fiscal 2013 • Non-GAAP operating income and adjusted EBITDA on both a dollar basis and a percentage of revenue basis were record levels for the third quarter of any fiscal year for the company. • For the third fiscal quarter, percentage of revenue by geography was: ‐ U.S. – 52% - EMEA – 28% ‐ Asia-Pacific – 10% - Americas International – 10%. Conference Call and Webcast Avaya will host a conference call to discuss these financial results and related Q&A at 2:00 p.m. PDT on August 5, 2014. On the call will be Kevin Kennedy, president and CEO, and Dave Vellequette, CFO. The call will be moderated by John Nunziati, senior director of investor relations. To join the live webcast and view supplementary materials, listeners should access the investor page of Avaya’s website (www.avaya.com/investors). Following the live webcast, a replay will be available at the same web address in the event archives. To access the live webcast by phone, dial 800-894-5910 in the U.S. or Canada and 785-424- 1052 for international callers, using the conference ID: AVQ314. Listeners should access the webcast or the call 10-15 minutes before the start time to ensure they are connected prior to the start time. A replay of the conference call will be available beginning at 5:00 p.m. PDT on August 5 through September 5, by dialing 800-839-2418 within the United States or 402-220-7210 outside the United States. About Avaya Avaya is a global provider of business collaboration and communications solutions, providing unified communications, contact centers, networking and related services to companies of all sizes around the world. For more information please visit www.avaya.com.

Certain statements contained in this press release may be forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will" or other similar terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these are reasonable, such forward looking statements involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results to differ materially from any future results expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to Avaya's filings with the SEC that are available at www.sec.gov. Avaya disclaims any intention or obligation to update or revise any forward-looking statements. 1 Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the second quarter of fiscal 2014 see our Form 8-K filed with the SEC on May 7, 2014 at www.sec.gov.

2014 2013 2014 2013 REVENUE Products 511$ 560$ 1,617$ 1,720$ Services 543 556 1,628 1,689 1,054 1,116 3,245 3,409 COSTS Products: Costs (exclusive of amortization of acquired technology intangible assets) 199 234 633 731 Amortization of acquired technology intangible assets 14 13 42 49 Services 234 251 726 773 447 498 1,401 1,553 GROSS PROFIT 607 618 1,844 1,856 OPERATING EXPENSES Selling, general and administrative 365 379 1,155 1,139 Research and development 93 112 289 343 Amortization of intangible assets 56 57 171 172 Restructuring charges, net 45 63 94 165 Acquisition-related costs - 1 - 1 559 612 1,709 1,820 OPERATING INCOME 48 6 135 36 Interest expense (112) (122) (347) (346) Loss on extinguishment of debt (1) - (5) (6) Other expense, net (7) (5) (8) (9) LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (72) (121) (225) (325) Benefit from (provision for) income taxes of continuing operations 8 3 (19) 6 LOSS FROM CONTINUING OPERATIONS (64) (118) (244) (319) Income (loss) from discontinued operations, net of income taxes 2 8 32 (68) NET LOSS (62)$ (110)$ (212)$ (387)$ Three months ended June 30, Avaya Inc. Consolidated Statements of Operations (Unaudited; in millions) Nine months ended June 30,

June 30, 2014 September 30, 2013 ASSETS Current assets: Cash and cash equivalents 315$ 288$ Accounts receivable, net 644 702 Inventory 207 245 Deferred income taxes, net 67 52 Other current assets 267 241 Assets of discontinued operations - 59 TOTAL CURRENT ASSETS 1,500 1,587 Property, plant and equipment, net 272 334 Deferred income taxes, net 34 34 Intangible assets, net 1,294 1,497 Goodwill 4,049 4,048 Other assets 148 172 TOTAL ASSETS 7,297$ 7,672$ LIABILITIES Current liabilities: Debt maturing within one year 32$ 35$ Accounts payable 376 401 Payroll and benefit obligations 215 251 Deferred revenue 678 671 Business restructuring reserve, current portion 76 92 Other current liabilities 300 256 Liabilities of discontinued operations - 19 TOTAL CURRENT LIABILITIES 1,677 1,725 Long-term debt 6,009 6,051 Pension obligations 1,392 1,510 Other postretirement obligations 269 290 Deferred income taxes, net 267 237 Business restructuring reserve, non-current portion 90 78 Other liabilities 442 450 TOTAL NON-CURRENT LIABILITIES 8,469 8,616 Commitments and contingencies STOCKHOLDER'S DEFICIENCY Common stock - - Additional paid-in capital 2,957 2,937 Accumulated deficit (4,812) (4,600) Accumulated other comprehensive loss (994) (1,006) TOTAL STOCKHOLDER'S DEFICIENCY (2,849) (2,669) TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY 7,297$ 7,672$ Avaya Inc. (Unaudited; in millions) Consolidated Balance Sheets

2014 2013 Net cash (used for) provided by: Net loss (212)$ (387)$ Income (loss) from discontinued operations, net of income taxes 32 (68) Loss from continuing operations (244) (319) Adjustments to net loss for non-cash items 338 330 Changes in operating assets and liabilities (73) 72 Continuing operating activities 21 83 Discontinued operating activities 4 16 Operating activities 25 99 Continuing investing activities (57) (89) Discontinued investing activities 98 - Investing activities 41 (89) Financing activities (39) (68) Effect of exchange rate changes on cash and cash equivalents - (8) Net increase (decrease) in cash and cash equivalents 27 (66) Cash and cash equivalents at beginning of period 288 337 Cash and cash equivalents at end of period 315$ 271$ Avaya Inc. Condensed Statements of Cash Flows (Unaudited; in millions) Nine months ended June 30,

Avaya Inc. Supplemental Schedules of Revenue (Unaudited; in millions) Sept. 30, Dec. 31, Mar. 31, 2013 2013 2014 2014 2013 2014 2013 Amount Pct. Revenue by Segment 553$ 507$ 476$ GCS 450$ 497$ 42% 44% (47)$ -9% - - - Purchase accounting adjustments - (1) 0% 0% 1 - 64 67 56 Networking 61 64 6% 6% (3) -5% 617 574 532 Total ECS product revenue 511 560 48% 50% (49) -9% 552 557 528 AGS 543 556 52% 50% (13) -2% 1,169$ 1,131$ 1,060$ Total revenue 1,054$ 1,116$ 100% 100% (62)$ -6% Revenue by Geography 628$ 604$ 532$ U.S. 543$ 605$ 52% 54% (62)$ -10% International: 313 303 313 EMEA 297 297 28% 27% 0 0% 113 114 112 APAC - Asia Pacific 108 105 10% 9% 3 3% 115 110 103 106 109 10% 10% (3) -3% 541 527 528 Total International 511 511 48% 46% - 0% 1,169$ 1,131$ 1,060$ Total revenue 1,054$ 1,116$ 100% 100% (62)$ -6% Three Months Ended Three Months Ended June 30, Mix Americas International - Canada and Latin America Revenues Change

Use of non-GAAP (Adjusted) Financial Measures The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States (GAAP), including adjusted EBITDA, non-GAAP gross margin as a percentage of revenue, and non-GAAP operating income. EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization and excludes the results of discontinued operations for all periods presented. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments permitted in calculating covenant compliance under our debt agreements as further described in our SEC filings. We believe that including supplementary information concerning Adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our debt agreements and because it serves as a basis for determining management compensation. In addition, we believe Adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. Accordingly, Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, namely the Company’s pricing strategies, volume, costs and expenses of the organization. Adjusted EBITDA has limitations as an analytical tool. Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, based on our debt agreements the definition of Adjusted EBITDA allows us to add back certain non-cash charges that are deducted in calculating net income (loss). Our debt agreements also allow us to add back restructuring charges, certain fees payable to our private equity sponsors and other specific cash costs and expenses as defined in the agreements and that portion of our pension costs, other post-employment benefits costs, and non-retirement post-employment benefits costs representing the amortization of pension service costs and actuarial gain or loss associated with these employment benefits. However, these are expenses that may recur, may vary and are difficult to predict. Further, our debt agreements require that Adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year. Non-GAAP gross margin excludes the amortization of acquired technology intangible assets, share based compensation, impairment of long lived assets and purchase accounting adjustments. We have included non-GAAP gross margin because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the Company’s ongoing operating results when assessing the performance of the business. Non-GAAP operating income excludes the amortization of technology intangible assets, restructuring and impairment charges, acquisition and integration related costs, share based compensation, impairment of long lived assets and purchase accounting adjustments. We have included non-GAAP operating income because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the company's ongoing operating results when assessing the performance of the business.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and have limitations as analytical tools in that they do not reflect all of the amounts associated with Avaya's results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate Avaya's results of operations in conjunction with the corresponding GAAP measures.

The following tables reconcile GAAP measures to non-GAAP measures:

Avaya Inc.
Supplemental Schedule of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)

	Three months ended June 30,		Nine months ended June 30,	
	2014	2013	2014	2013
Loss from continuing operations	$ (64)	$ (118)	$ (244)	$ (319)
Interest expense	112	122	347	346
Interest income	-	(1)	(1)	(2)
(Benefit from) provision for income taxes	(8)	(3)	19	(6)
Depreciation and amortization	99	110	336	332
EBITDA	139	110	457	351
Impact of purchase accounting adjustments	-	1	-	1
Restructuring charges, net	45	63	94	165
Sponsors' fees	2	1	6	5
Acquisition-related costs	-	1	-	1
Integration-related costs	1	3	5	12
Divestiture-related costs	2	-	2	-
Loss on extinguishment of debt	1	-	5	6
Third-party fees expensed in connection with the debt modification	-	-	2	18
Non-cash share-based compensation	6	4	20	7
Gain on sale of investments and long-lived assets, net	-	(1)	-	(1)
Change in certain tax indemnifications	8	-	5	-
Impairment of long-lived assets	-	1	-	1
Venezuela hyperinflationary and devaluation charges	-	-	2	1
Resolution of legal matters	8	10	8	10
Other	-	-	2	-
(Gain) loss on foreign currency transactions	(1)	5	(1)	(10)
Pension/OPEB/nonretirement postemployment benefits and long-term disability costs	12	19	38	64
Adjusted EBITDA	$ 223	$ 217	$ 645	$ 631

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)

	Three Months Ended				
	June 30, 2013	Sept. 30, 2013	Dec. 31, 2013	Mar. 31, 2014	June 30, 2014
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin					
Gross Profit - Adjusted for discontinued operations	$ 618	$ 674	$ 640	$ 597	$ 607
Gross Margin - Adjusted for discontinued operations	55.4%	57.7%	56.6%	56.3%	57.6%
Items excluded:					
Amortization of acquired technology intangible assets	13	14	14	14	14
Impairment of capitalized software development costs	1	-	-	-	-
Share-based compensation	2	2	3	4	3
Incremental accelerated depreciation associated with vacating a facility	-	-	-	6	-
Purchase accounting adjustments to revenue	1	-	-	-	-
Non-GAAP Gross Profit - Adjusted for discontinued operations	$ 635	$ 690	$ 657	$ 621	$ 624
Non-GAAP Gross Margin - Adjusted for discontinued operations	56.8%	59.0%	58.1%	58.6%	59.2%
Reconciliation of Non-GAAP Operating Income					
Operating Income - Adjusted for discontinued operations	$ 6	$ 109	$ 87	$ -	$ 48
Percentage of Revenue	0.5%	9.3%	7.7%	0.0%	4.6%
Items excluded:					
Amortization of acquired assets	70	70	72	71	70
Restructuring and impairment charges, net	63	35	7	42	45
Acquisition/integration-related costs	5	4	3	2	1
Divestiture-related costs	-	-	-	-	2
Share-based compensation	4	4	6	8	6
Impairment of capitalized software development costs	1	-	-	-	-
Incremental accelerated depreciation associated with vacating certain facilities	3	18	16	19	-
Other	-	-	2	-	-
Resolution of legal matters	10	-	-	-	8
Purchase accounting adjustments to revenue	1	-	-	-	-
Non-GAAP Operating Income - Adjusted for discontinued operations	$ 163	$ 240	$ 193	$ 142	$ 180
Non-GAAP Operating Margin - Adjusted for discontinued operations	14.6%	20.5%	17.1%	13.4%	17.1%

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Three Months Ended				
	June 30, 2013	Sept. 30, 2013	Dec. 31, 2013	Mar. 31, 2014	June 30, 2014
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products					
Revenue	$ 560	$ 617	$ 574	$ 532	$ 511
Costs (exclusive of amortization of acquired technology intangible assets)	234	232	228	206	199
Amortization of acquired technology intangible assets	13	14	14	14	14
GAAP Gross Profit	313	371	332	312	298
GAAP Gross Margin	55.9%	60.1%	57.8%	58.6%	58.3%
Items excluded:					
Amortization of acquired technology intangible assets	13	14	14	14	14
Impairment of capitalized software development costs	1	-	-	-	-
Incremental accelerated depreciation associated with vacating a facility	-	-	-	3	-
Purchase accounting adjustments to revenue	1	-	-	-	-
Non-GAAP Gross Profit	$ 328	$ 385	$ 346	$ 329	$ 312
Non-GAAP Gross Margin	58.5%	62.4%	60.3%	61.8%	61.1%
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services					
Revenue	$ 556	$ 552	$ 557	$ 528	$ 543
Costs	251	249	249	243	234
GAAP Gross Profit	305	303	308	285	309
GAAP Gross Margin	54.9%	54.9%	55.3%	54.0%	56.9%
Items excluded:					
Share-based compensation	2	2	3	4	3
Incremental accelerated depreciation associated with vacating a facility	-	-	-	3	-
Non-GAAP Gross Profit	$ 307	$ 305	$ 311	$ 292	$ 312
Non-GAAP Gross Margin	55.2%	55.3%	55.8%	55.3%	57.5%